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                                                                   Exhibit 10.36
                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of July 1, 1997, by and between Joseph B. Swinbank ("Consultant") and NES Acquisition Corp., a Delaware corporation (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

     WHEREAS, Consultant has been an employee, officer, director and stockholder of Sprint Industrial Services, Inc., a Texas corporation ("Sprint"), and as such, possesses special knowledge, abilities and experience regarding the business of Sprint. The Company, Sprint and the stockholders of Sprint are parties to an Asset Purchase Agreement, dated as of July 1, 1997 (the "Purchase Agreement"), whereby the Company shall purchase substantially all of the assets of the Sprintank division of Sprint ("Sprintank"). The Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company with respect to its businesses, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Consulting Services. The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, for a period commencing on the date hereof and terminating on the second anniversary of the date hereof (the "Consulting Period"). Consultant shall not have any authority to bind or act on behalf of the Company. During the Consulting Period, Consultant shall render such consulting services to the Company in connection with the Company's business as the Company from time to time reasonably requests and which shall be consistent with Consultant's past services for Sprintank; provided that during the Consulting Period, Consultant shall not be required to perform such services for more than ten working days out of every month.

     2. Compensation; Reimbursement. As long as Consultant does not materially breach the provisions of this Agreement or the Noncompetition Agreement, dated as of the date hereof, between the Company and Consultant, in consideration of Consultant's consulting services set forth in paragraph 1 above, during the Consulting Period the Company shall pay to Consultant $10,000 on the first day of each month. Consultant shall not be entitled to any fringe benefits or perquisites from the Company. However, the Company shall reimburse Consultant for reasonable expenses incurred by Consultant in the course of performing the duties specified in this Agreement, subject to the Company's policies with respect to reporting and documentation of such expenses.




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     3. Confidential Information.  Consultant acknowledges that all information concerning the business and affairs of Sprintank and/or the Company or any of its affiliates which (i) is confidential and proprietary to Sprintank and/or the Company or any of its affiliates, (ii) confers a competitive advantage on Sprintank and/or the Company or any of its affiliates, or (iii) would be detrimental or embarrassing to Sprintank and/or the Company or any of its affiliates if disclosed (collectively, "Confidential Information") is the property of the Company or such affiliate. Therefore, Consultant agrees that Consultant shall not disclose to any unauthorized person or use for Consultant's own purposes any Confidential Information without the prior written consent of the Chief Executive Officer of the Company (the "CEO"), unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public (other than by reason of any disclosure by Consultant), (ii) are independently developed by a person or entity that is not a party to this Agreement (other than as a result of any disclosure by Consultant), or (iii) are required by law or by the order of any court of competent jurisdiction or government agency to be disclosed, in which case, (A) Consultant will use reasonable best efforts to notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 1, and (B) if, in the absence of such a protective order or waiver, Consultant is compelled to disclose any Confidential Information, Consultant will use reasonable best efforts to limit such disclosure to Confidential Information which is so required to be disclosed and to obtain an order or other assurance that confidential treatment will be accorded to any Confidential Information disclosed. Consultant shall deliver to the Company at the end of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of Sprintank or the Company and its affiliates which Consultant may then possess or have under Consultant's control.

     4. Inventions and Patents. Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which primarily relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its subsidiaries and which are conceived, developed or made by Consultant during the Consulting Period ("Work Product") belong to the Company. Consultant shall promptly disclose such Work Product to the CEO and perform all actions reasonably requested by the CEO (whether during or after the Consulting Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

     5. Tax Returns. Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation Section 31.3121(d)-1(c)(2).

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and Consultant's legal representatives and assigns; provided that in no event shall Consultant's obligations to perform future services for the Company be delegated


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or transferred by Consultant without the prior written consent of the Company
(which consent may be withheld in the Company's sole discretion). The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor entity in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of Sprintank or the Company.

     7. Modification or Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against which enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     8. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     9. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     10. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     11. Consultant's Representations. Consultant represents and warrants to the Company that (i) Consultant's execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which Consultant is a party or by which Consultant is bound, (ii) Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any person or entity (other than the Company) and
(iii) upon the execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms.

     12. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or one day after being sent by Federal


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Express or other reputable overnight carrier or five days after being sent by certified or registered mail addressed to the other Party hereto at such Party's address shown below:

     If to the Company:

               NES Acquisition Corp.
               c/o National Equipment Services
               1800 Sherman, Suite 100
               Evanston, Illinois  60201
               Attn.:  Kevin P. Rodgers

     With a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attn.:  Sanford E. Perl

     If to Consultant:

               Joseph B. Swinbank
               1041 Conrad Sauer
               Houston, TX  77043

or at such other address as such Party may designate by written notice to the other Party.

     13. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     14. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement as of the date first above written.



                                        NES ACQUISITION CORP.


                                        By:  /s/ Kevin Rodgers
                                             ------------------------------
                                        Its: CEO





                                        /s/ Joseph B. Swinbank
                                        -----------------------------------
                                        JOSEPH B. SWINBANK